EXHIBIT 5
                                       EXHIBIT 23B

January 27, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

       I am Assistant General Counsel of Vulcan Materials Company (the "Company") and have acted as counsel to the Company in connection with the filing by the Company of its Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to 67,648 shares of Common Stock of the Company ("Common Stock") (such registration statement being hereinafter referred to as the "Registration Statement"). The Common Stock of the Company is being registered by the Company for sale by certain shareholders (the "Selling Shareholders").

       As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries, as well as the form of the prospectus included in the Registration Statement (the "Prospectus"). In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as original documents, and conformity to original documents of all documents submitted to me as certified or photostatic copies.

       This opinion is given as of the date hereof and is based upon facts and conditions presently known and laws and regulations presently in effect.

       On the basis of the foregoing, I am of the opinion that the shares of Common Stock which are the subject of the Registration Statement have been validly issued and are fully paid and non-assessable.

       I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinion" in the Prospectus.

                                      Very truly yours,

                                      /s/ E. Starke Sydnor
                                      E. Starke Sydnor